EXHIBIT 10.5

ESCROW RELEASE AGREEMENT

This Escrow Release Agreement, dated as of April 28, 2011 (the “Release Agreement”), by and among JGB Management Inc., a New York corporation, as agent for the JGB Holders (“JGB”) and ANTs Software Inc, a Delaware Corporation (“ANTs”).

Reference is made to the Escrow Agreement, dated as of March 3, 2011, by and among JGB, ANTs and Wells Fargo Bank, National Association, a national banking association, as escrow agent (the “Escrow Agreement”).  Capitalized terms used herein without definition shall have the meaning set forth in the Escrow Agreement.

Section 1.          Release of JGB Escrow Amount.

(a)       Pursuant to Section 1.3(a)(vi) of the Escrow Agreement, JGB and ANTs hereby jointly instruct Escrow Agent to disburse the JGB Escrow Amount, together with all interest accrued thereon in the JGB Escrow Account (the “Escrow Funds”), to the account of the JGB Holders, as set forth below.

(b)       The Escrow Funds shall be transferred to the following accounts of the JGB Holders (comprised of separate wire transfers in the amounts of $1,562,500, $781,250 and $781,250 to SAMC LLC, JGB Capital LP, JGB Capital Offshore Ltd., respectively):

                            REDACTED

Section 2.          Reduction in Principal Amount of JGB Holder Notes.  JGB, the JGB Holders and ANTs hereby agree that: (i) the outstanding principal amount of the 5% Convertible Note issued by ANTs due March 3, 2016 and held by JGB Capital LP  be reduced by the amount of $781,250 (ii) the outstanding principal amount of the 5% Convertible Note issued by ANTs due March 3, 2016 and held by JGB Capital Offshore Ltd. be reduced by the amount of $781,250 and (ii) the outstanding principal amount of the 5% Convertible Note issued by ANTs due March 3, 2016 and held by SAMC LLC  be reduced by the amount of $1,562,500.  Accordingly, JGB, the JGB Holders and ANTs agree that as so adjusted, the aggregate principal amount of the Notes held by SAMC LLC, JGB Capital Offshore Ltd. And JGB Capital LP are $537,500, $268,750 and $268,750, respectively.

Section 3.          Termination of Escrow Agreement.  Upon the disbursement of the Escrow Funds to JGB, the Escrow Agreement, pursuant to Section 1.5 thereof shall terminate, except that the provisions of Sections 1.4(c), 3.1 and 3.2 shall survive termination.

Section 4.          Miscellaneous.  The provisions of Article 4 of the Escrow Agreement shall apply mutatis mutandis to this Release Agreement.

IN WITNESS WHEREOF, this Escrow Release Agreement has been duly executed as of the date first written above.

ANTs SOFTWARE INC.

By:	/s/ Joseph Kozak

Name:	Joseph Kozak

Title:	CEO

JGB MANAGEMENT INC.

By:	/s/ Brett Cohen

Name:	Brett Cohen

Title:	Partner

ACKNOWLEDGED:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Escrow Agent

By:

Name:

Title:

AGREED AND ACCEPTED:

SAMC LLC

By:	/s/ Brett Cohen

Name:	Brett Cohen

Title:	Partner

JGB CAPITAL LP

By:	/s/ Brett Cohen

Name:	Brett Cohen

Title:	/s/ Brett Cohen

JGB CAPITAL OFFSHORE LTD.

By:	/s/ Brett Cohen

Name:	Brett Cohen

Title:	Partner

[SIGNATURE PAGE TO ESCROW RELEASE AGREEMENT]